EXHIBIT 23.1


Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118323) pertaining to the Biomet, Inc. 401(k) Profit Sharing Plan of Biomet, Inc. of our report dated June 29, 2007, with respect to the financial statements and schedules of the Biomet, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the period ending December 31, 2006.

                                                   /s/ Ernst & Young LLP
June 29, 2007
Indianapolis, Indiana